Exhibit 5.2

Consent of Independent Registered PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form F-10 of our report dated April 24, 2015, relating to the consolidated financial statements of Gold Royalties Corp., which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Davidson & Company LLP

Chartered Professional Accountants

Vancouver, Canada

September 1, 2015